Exhbit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re Lordstown Motors Corp., et al.,[1] Debtors.	Chapter 11 Case No. 23-10831 (MFW) (Jointly Administered)

Order (I) Confirming THIRD MODIFIED FIRST Amended Joint
Chapter 11 Plan of lordstown motors corp. AND ITS
AFFILIATED DEBTORS and (II) Granting Related Relief

Upon the filing by Lordstown Motors Corp. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”)2 of the Third Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors [Docket No. 1066] (as amended or modified in accordance with its terms, the “Plan”) which is attached hereto as Exhibit A;3 and the Court previously having approved the Disclosure Statement [Docket No. 658] and the solicitation procedures related to the Disclosure Statement and the solicitation of acceptances and rejections of the Plan, in each case pursuant to the Disclosure Statement Order [Docket No. 651]; and the Debtors having served the Disclosure Statement on the Holders of Claims and Interests pursuant to the Disclosure Statement Order, see Affidavit of Service of Solicitation Materials [Docket Nos. 747] (the “Solicitation Affidavit”); and the Debtors having filed the documents comprising the Plan Supplement on December 1, 2023 [Docket No. 766] (the “Initial Plan Supplement”); the Debtors having filed the documents comprising the first supplement to the Plan Supplement on February 27, 2024 [Docket No. 1016] (the “First Supplemental Plan Supplement”); the Debtors having filed the documents comprising the second supplement to the Plan Supplement on March 1, 2024 [Docket No. 1042] (the “Second Supplemental Plan Supplement”); the Debtors having filed the documents comprising the third supplement to the Plan Supplement on March 4, 2024 [Docket No. 1057] (the “Third Supplemental Plan Supplement,” and, as may be further amended or supplemented, together with the Initial Plan Supplement, the First Supplemental Plan Supplement, the Second Supplemental Plan Supplement, and any such further amendments or supplements, the “Plan Supplement”); and the Court having considered the record in these chapter 11 cases, the stakeholder support for the Plan evidenced on the record, and in the Declaration of Andres Estrada Regarding the Solicitation and Tabulation of Votes on the Debtors’ Joint Chapter 11 Plan [Docket No. 1017] (the “Voting Certification”), the compromises and settlements embodied in and contemplated by the Plan, the briefs and arguments regarding confirmation of the Plan, objections to confirmation of the Plan, the evidence regarding confirmation of the Plan, and a hearing on confirmation of the Plan having commenced on March 5, 2024 (the “Confirmation Hearing”); and after due deliberation:

The Court Hereby Finds:4

I.              The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be approved and confirmed. Venue of these proceedings and the Chapter 11 Cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and the Bankruptcy Court may enter a final order hereon under Article III of the United States Constitution.

1	The Debtors and the last four digits of their respective taxpayer identification numbers are: Lordstown Motors Corp. (3239); Lordstown EV Corporation (2250); and Lordstown EV Sales LLC (9101). The Debtors’ service address is 27000 Hills Tech Ct., Farmington Hills, MI 48331.

2	Capitalized terms used in this Confirmation Order but not otherwise defined shall have the same meaning as in the Plan, unless the context otherwise requires.

3	The terms of the Plan, as amended or modified, are incorporated into this Confirmation Order as if fully set forth herein.

4	The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such, and to the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

II.             The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

III.            The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by the preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

IV.            Adequate notice of the Confirmation Hearing and the Plan has been provided to all parties in interest to object to the Confirmation and no further notice is required.

V.             The Plan was solicited in good faith and in compliance with applicable provisions of the Bankruptcy Code, Bankruptcy Rules and the Disclosure Statement Order.

VI.            The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Court has considered the totality of the circumstances of these Chapter 11 Cases. The Plan is the result of extensive, good faith, arm’s length negotiations among the Debtors and their principal constituencies, including the EC, the UCC, Foxconn, the Ohio Securities Litigation Lead Plaintiff, and the SEC staff, among others, which are sophisticated parties represented by able counsel and financial advisors. The Debtor Releases are therefore the result of an arm’s-length negotiation process.

VII.          The modifications to the Plan since solicitation comply in all respects with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, do not adversely affect the treatment of any holder of Allowed Claims without their consent, and do not require re-solicitation of votes with respect to the Plan.

VIII.        Classes 1, 2, 4, 5, and 6 are Unimpaired pursuant to section 1124 of the Bankruptcy Code because the Plan does not alter the legal, equitable, or contractual rights of the Holders of Claims and Interests in such Classes.

IX.           Four of the five Impaired Classes entitled to vote on the Plan—Class 3 (General Unsecured Claims), Class 7 (Common Stock Interests), Class 9 (RIDE Section 510(b) Claims), and Class 10 (Ohio Securities Litigation Claims)—have voted to accept the Plan.

X.            One of the five Impaired Classes entitled to vote on the Plan—Class 8 (Section 510(b) Claims)—has voted to reject the Plan.

XI.           The Bankruptcy Court finds that at least one Class of Claims is Impaired under the Plan. The Bankruptcy Court further finds that at least one such Class of Impaired Claims has accepted the plan, determined without including any acceptance of the Plan by any Insider. Class 3 (General Unsecured Claims), Class 9 (RIDE Section 510(b) Claims), and Class 10 (Ohio Securities Litigation Claims) are Impaired and have accepted the Plan. Accordingly, the Bankruptcy Court finds that the Plan may be confirmed notwithstanding the fact that Class 8 (Section 510(b) Claims) voted to reject the Plan.

XII.          Further, the Bankruptcy Court finds that Class 8 (Section 510(b) Claims) is subject to cramdown pursuant to Section 1129(b) of the Bankruptcy Code because the Plan does not discriminate unfairly and is fair and equitable with respect to such Class. Without limiting the generality of the foregoing, the Bankruptcy Court further finds that the requirements of Section 1129(b)(2)(C)(ii) of the Bankruptcy Code are met with respect to Class 8 (Section 510(b) Claims).

XIII.        All other Classes—Class 1 (Other Priority Claims), Class 2 (Secured Claims), Class 4 (Intercompany Claims), and Class 5 (Foxconn Preferred Stock Interests)—are Unimpaired and presumed to Accept the Plan.

XIV.         In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim and Interest, or any distribution to be made on account of such Allowed Claim or Interest.

XV.          The resolution of the SEC’s Proof of Claim (Number 1612), as set forth in the Offer, is fair, reasonable and in the best interests of the Debtors’ estates.  At the Confirmation Hearing, the SEC staff informed the Debtors and the Court that the Plan, once it becomes effective, will satisfy the condition in Article IV.B(i) of the OIP, and that the condition in Article IV.B(ii) of the OIP has been satisfied, and the Court so finds. At the Confirmation Hearing, the SEC staff also advised the Debtors and the Court that, upon the Effective Date and under the terms of the OIP, the Post-Effective Date Debtors shall have no further disgorgement obligations, and the Court so finds. On and after the Effective Date, the OIP shall be binding on the SEC and the Debtors according to its terms.

XVI.        The Bankruptcy Court has reviewed the Ohio Securities Litigation Settlement incorporated into the Plan and preliminarily finds, pursuant to Bankruptcy Rules 7023 and 9014 and Federal Rule of Civil Procedure 23(e)(1), that the Bankruptcy Court will likely be able to approve the proposed Ohio Securities Litigation Settlement on a final basis as fair, reasonable, and adequate to the Ohio Settlement Class under Federal Rule of Civil Procedure 23(e)(2) at the Ohio Securities Litigation Final Approval Hearing.

XVII.       Article VIII.C of the Plan describes certain releases granted by the Debtors and their Estates (the “Debtor Releases”). The Debtors have satisfied their burden with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

XVIII.      The Debtor Releases appropriately offer protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan, including: (i) the Debtors; (ii) the Post-Effective Date Debtors; (iii) each of the Debtors’ Estates; (iv) the UCC, (v) each of the UCC Members, solely in its capacity as a UCC Member; (vi) the EC; (vii) each of the EC Members, solely in its capacity as an EC Member; and (viii) with respect to each of the foregoing Entities in clauses (i) through (vii), their respective current and former officers, directors, employees, attorneys, accountants, investment bankers, consultants and other professionals other than Excluded Parties, each in its capacity as such; provided that, notwithstanding anything in the foregoing or in the Plan, any Person or Entity that is an Excluded Party shall not be a Released Party, provided further that, notwithstanding anything in the foregoing or in the Plan, any Person or Entity that is entitled to vote on the Plan but does not vote to accept the Plan or otherwise opt in to the releases shall not be a Released Party; provided further that, no present or future defendant in the Ohio Securities Litigation shall be a “Released Party” for purposes of any release provided by the Ohio Settlement Class Members, in their capacities as such, other than the Debtors, the Post-Effective Date Debtors and each of the Ohio Released Directors and Officers. The scope of the Debtor Releases is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In addition, the Debtor Releases are appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Releases to the Plan.

XIX.        As such, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitate the implementation of the Plan; (b) a good-faith settlement and compromise of the Claims released by Article VIII.C of the Plan; (c) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given, and made, after due notice and opportunity for hearing; (f) appropriately tailored under the facts and circumstances of the Chapter 11 Cases; and (g) a bar to any of the Debtors, the Post-Effective Date Debtors, and the Debtors’ Estates asserting any Claim or Cause of Action released by the Debtor Releases.

XX.         Article VIII.D of the Plan describes certain releases (the “Third-Party Releases”) granted by the Releasing Parties of the Released Parties. The Third-Party Releases are: (a) consensual; (b) essential to Confirmation of the Plan; (c) given in exchange for a substantial contribution and for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases; (e) materially beneficial to, and in the best interests of, the Debtors, the Estates, and Holders of Claims and Interests, and important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third-Party Release against any of the Released Parties; and (i) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

XXI.        The Third-Party Releases are consensual and an integral part of the Plan. Similar to the Debtor Releases, the Third-Party Releases were integral to the formulation of the Plan, including the implementation of the Plan embodied therein and in this Confirmation Order. The Third-Party Releases were critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation. The Third-Party Releases appropriately offer certain protections to parties who constructively participated in the Debtors’ restructuring process by supporting the Plan. Furthermore, the Third-Party Releases are consensual insofar as the Releasing Parties each (x) either voted in favor of the Plan or (y) otherwise consented to being a Releasing Party and to the Third-Party Releases, and was provided notice of the Chapter 11 Cases, the Plan, and the deadline to object to Confirmation of the Plan. Additionally, only (a) holders of claims and interests that voted to accept the Plan, (b) each of the Ohio Settlement Class Members, including the Ohio Securities Litigation Lead Plaintiff, (c) holders of claims and interests that voted to reject the plan and opted into the Third-Party Releases by checking the box on the applicable ballot indicating that they opt in to granting such releases in the Plan, and (d) with respect to each of the foregoing Entities in clauses (a), (b), and (c) the related parties to such Entity identified in the Plan, subject to the provisos therein, are bound by the Third-Party Releases, and the release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the notices thereof, and the applicable ballots.

XXII.       The scope of the Third-Party Releases is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Releases. Among other things, the Plan and Disclosure Statement provide appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Releases, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavits, provided sufficient notice of the Plan, the Confirmation Hearing, and the Third-Party Releases, and no further or other notice is necessary. The Third-Party Releases are consistent with established practice in this jurisdiction and others. The Third-Party Releases are specific in language, integral to the Plan, and given for substantial consideration.

XXIII.      The Third-Party Releases provide finality for the Debtors, the Post-Effective Date Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Post-Effective Date Debtors. Such releases are a necessary and integral element of the Plan, and are fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests.

XXIV.      The exculpation provision set forth in Article VIII.E of the Plan and incorporated into this Confirmation Order is essential to the Plan. The record in the Chapter 11 Cases supports the exculpation provision set forth in Article VIII.E of the Plan, which is appropriately tailored to protect the Exculpated Parties from unnecessary litigation. The exculpation, including the carveout for actual fraud, willful misconduct, or gross negligence, is consistent with established practice in this jurisdiction and others. The Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation or such distributions made pursuant to the Plan.

XXV.       The injunction provision set forth in Article VIII.F of the Plan is essential to the Plan and is necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Releases, the Third-Party Releases, and the exculpation provision in Article VIII.E of the Plan. The injunction provision is fair and reasonable and is appropriately tailored to achieve those purposes.

XXVI.     Article V.J of the Plan, as well as the Plan Supplement, appropriately provide for the preservation by the Debtors or the Post-Effective Date Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan or this Confirmation Order will be retained by the Post-Effective Date Debtors as provided by the Plan. The Plan is specific and unequivocal with respect to the Causes of Action to be retained by the Post-Effective Date Debtors, and the Plan and the Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Post-Effective Date Debtors may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in the Plan, and as set forth in the Plan Supplement, are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Post-Effective Date Debtors.

XXVII.    The release and discharge of all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Estates described in Article VIII.G of the Plan (the “Lien Release”), except as otherwise expressly provided in the Plan and this Confirmation Order, is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

XXVIII.   Based on the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

XXIX.     The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa (as amended, together with the rules and regulations promulgated thereunder (the “Securities Act”), and all similar federal state and local laws. The purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act.

XXX.       Rejection of Executory Contracts as set forth in Article IX of the Plan is in the best interest of the applicable Debtor, its Estate, and all parties in interest in the Chapter 11 Cases.

FURTHER, IT IS HEREBY ORDERED THAT:

A.	Confirmation of the Plan

1.             The Plan, including (a) all modifications to the Plan filed with the Court prior to or during the Confirmation Hearing and (b) all documents incorporated into the Plan through the Plan Supplement, is confirmed pursuant to section 1129 of the Bankruptcy Code. The Debtors and the Post-Effective Date Debtors (as applicable) are authorized to take all actions required to effectuate and implement the Plan.

2.             Any and all objections to the Plan that have not been withdrawn or resolved prior to, or on the record at, the Confirmation Hearing are hereby overruled.

3.             The documents substantially in the forms contained in the Plan Supplement are integral to the Plan and are approved by the Court, and the Debtors, the Post-Effective Date Debtors, the EC, the UCC, the Claims Ombudsman (as applicable), Ohio Class Counsel and Ohio Securities Litigation Lead Plaintiff (as applicable), and the Litigation Trustee (as applicable) are authorized to take all actions required under the Plan and the Plan Supplement to effectuate the Plan, including, for the avoidance of doubt, to implement the Plan, fund the Professional Fee Escrow Account, establish the Disputed Claims reserve, establish the Ohio Securities Litigation Backstop Reserve and the Ohio Securities Litigation Escrow Account, establish whatever other reserves are required pursuant to the Plan, including under Article VII.H, appoint the Claims Ombudsman, administer Claims, establish the Litigation Trust, appoint the Litigation Trustee, execute and deliver all Plan Documents, appoint the New Board, and administer the Post-Effective Date Debtors, as applicable, in connection with the Plan. Ohio Class Counsel are authorized to establish the Ohio Securities Litigation Escrow Account as a qualified settlement fund and the Debtors are authorized and directed to pay the Ohio Securities Litigation Payment (which, once paid, shall not constitute property of the Debtors’ Estates or the Post-Effective Date Debtors) into the Ohio Securities Litigation Escrow Account, in accordance with the terms of the Plan and this Confirmation Order.

4.             The rates of (i) the Claims Ombudsman, as disclosed in Exhibit F to the Plan Supplement, and (ii) the Litigation Trustee, as disclosed in Exhibit H of the Plan Supplement; each are reasonable, satisfy the requirements of section 1129(a)(4) of the Bankruptcy Code, and are approved.

5.             The terms of the Plan, the Plan Supplement, and the exhibits substantially in the forms attached thereto, are incorporated herein by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, and the exhibits substantially in the forms attached thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document in this Confirmation Order does not diminish or impair the effectiveness or enforceability of such article, section, or provision, it being the intent of the Court that the Plan, the Plan Supplement, and the exhibits thereto be confirmed in their entirety.

6.             Subject to Article V.D of the Plan, the Claims Ombudsman shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement the duties related to the administration of General Unsecured Claims as set forth in section H hereof.

7.             Upon the entry of the Confirmation Order, the claims register maintained in the various Chapter 11 Cases shall be deemed consolidated into a single claims register in respect of the consolidated Estate for the limited purpose of making Distributions under the Plan. Further, Claims asserted against multiple Debtors, including Claims based on joint and several liability and guarantee and/or surety Claims shall be deemed to constitute a single Claim against the consolidated Estate. Notwithstanding the substantive consolidation for the limited purpose of making Distributions contemplated herein, on and after the Effective Date the Debtors will each continue as separate post-effective date entities after emergence from the Chapter 11 Cases.

8.             The terms of any New Organizational Documents, including, without limitation, the establishment of a classified board of directors, the establishment of restrictions on transfer of the equity securities of the Post-Effective Date Debtors (“NOL Transfer Restrictions”), and the selection and appointment of the new board of directors, as set forth in the Plan Supplement are approved in all respects. The obligations of the applicable Post-Effective Date Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Post-Effective Date Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Post-Effective Date Debtors, each Post-Effective Date Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents, and all related documents, to which such Post-Effective Date Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Post-Effective Date Debtors, (X) all matters provided for in the Plan or the Plan Supplement involving the corporate structure of the Post-Effective Date Debtors, or any corporate action required by the Debtors or the Post-Effective Date Debtors in connection therewith shall be deemed to have occurred and shall be in effect as though such action had been taken unanimously by the stockholders of the Debtors and the Post-Effective Date Debtors, (Y) the New Organizational Documents shall go into effect and the appointment of the members of the New Board and management of the Post-Effective Date Debtors shall be effective, and (Z) each applicable Post-Effective Date Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents; (b) perform all of its obligations under the New Organizational Documents; and (c) take all such other actions as any of the responsible officers of such Post-Effective Date Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents; including, without limitation, sign and file with the Delaware Secretary of State an officer’s or other certificate with respect to the applicable New Organizational Documents, substantially in the form provided in Exhibit A-1 and Exhibit A-2 to the Plan Supplement without the need for any further action of the respective board of directors or shareholders of the Post-Effective Date Debtors. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, following the Effective Date, any disputes arising under the New Organizational Documents will be governed by the jurisdictional provisions contained therein.

9.             As of the Effective Date, the members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor. Commencing on the Effective Date, the directors of each of the Post-Effective Date Debtors shall serve pursuant to the terms of the New Organizational Documents and may be replaced or removed in accordance with such organizational documents.

10.           Upon the certification of the applicable New Organizational Documents by the Delaware Secretary of State, the Post-Effective Date Debtors shall provide notice of the NOL Transfer Restrictions to all registered holders of shares of outstanding Common Stock Interests and Foxconn Preferred Stock Interests of each of the Debtors in accordance with Delaware General Corporation Law Section 151(f) and Delaware Uniform Commercial Code Section 8-204. Upon receipt of such notice, the NOL Transfer Restrictions shall become binding and effective with respect to all shares of capital stock (common stock and preferred stock) of each of the Debtors.

11.           As of the Effective Date, the Equity Incentive Plan of Lordstown Motors Corp. shall be amended to increase the number of shares of common stock subject to the plan to 3,000,000 without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the stockholders or directors of the Debtors or the Post-Effective Date Debtors).

12.           Any applicable Debtor or Post-Effective Date Debtor, the Claims Ombudsman (with respect to the administration of General Unsecured Claims), Ohio Class Counsel and the Ohio Securities Litigation Lead Plaintiff (with respect to the Ohio Securities Litigation Settlement), and the Litigation Trustee (with respect to the administration of the Litigation Trust) shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions contained herein.

13.            The Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the New Organizational Documents, and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan and New Organizational Documents.

14.            Subject to payment of any applicable filing fees under applicable non-bankruptcy law, each federal, state, commonwealth, local, foreign or other governmental agency is authorized to accept for filing and/or recording any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.

15.            The compromises and settlements set forth in the Plan and this Confirmation Order are approved, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and will, except for the approvals to be obtained at the Ohio Securities Litigation Final Approval Hearing, be effective immediately and binding on all parties in interest on the Effective Date.

16.            The amendments and modifications to the Modified First Amended Joint Chapter 11 Plan of Lordstown Motor Corp. and its Affiliated Debtors [Docket No. 657] since the filing thereof and incorporated into the Plan are approved in accordance with section 1127(a) of the Bankruptcy Code and Rule 3019(a) of the Bankruptcy Rules.

17.            For the avoidance of doubt, pursuant to Bankruptcy Rule 3020(c)(1), the following provisions in the Plan are hereby approved and will be effective immediately on the Effective Date without further order or action by the Court any of the parties to such release, or any other Entity: (a) Discharge of Claims (Article VIII.B); (b) Releases by the Debtors (Article VIII.C); (c) Releases by Holders of Claims and Interests (Article VIII.D); (d) Exculpation (Article VIII.E); (e) Injunction (Article VIII.F); and (f) Release of Liens (Article VII.G).

18.            Except (i) with respect to any Lien securing an Allowed Secured Claim, to the extent the Debtors elect to have the Holder of such Allowed Secured Claim retain such Liens in accordance with Article III.B.2 of the Plan; or (ii) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors, the Post-Effective Date Debtors, or the Claims Ombudsman, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Post-Effective Date Debtors’ Estates and their successors and assigns. All Holders of Secured Claims are directed to cooperate with the Debtors and the Post-Effective Date Debtors, as the case may be, in implementing the foregoing and any administrative details relating thereto. Additionally, to the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any guarantees, mortgages, deeds of trust, Liens, pledges, or other security interests of any kind whatsoever and howsoever arising against the Debtors or any property of the Estates to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Post-Effective Date Debtors that are necessary or desirable to record or effectuate the release, termination, cancellation or extinguishment of such guarantees, mortgages, deeds of trust, Liens, pledges, or other security interests, including the delivery of any release documentation, the making of any applicable filings or recordings or the delivery of any corporate and/or authority documentation of such Holder required by any jurisdiction in which such guarantees, mortgages, deeds of trust, Liens, pledges, or other securities are filed, registered or recorded, as necessary, to implement such release documentation, filings or recordings, and the Post-Effective Date Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

19.            Pursuant to Article III.B.3(b) of the Plan, each Holder of an Allowed General Unsecured Claim against a Debtor shall receive its Pro Rata share of the Debtors’ Cash (without regard to the particular Debtor against which such Claim is Allowed and excluding the Post-Effective Date Debtor Amount), after (i) the satisfaction of the Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Secured Claims, and (ii) the Professional Fees Escrow Account is funded or all Professional Fee Claims are satisfied. Post-Petition Interest to Holders of Allowed General Unsecured Claims shall be paid as follows: (A) To the extent that there is sufficient Cash for Distribution to pay all Allowed General Unsecured Claims in full after satisfaction of (i) and (ii) above, plus Post-Petition Interest at the Federal Judgment Rate in full on such Allowed General Unsecured Claims, then Holders of such Allowed General Unsecured Claims shall be entitled to payment in full of Post-Petition Interest at the Federal Judgment Rate, as set forth in Article III.B.3(b) of the Plan; and (B) To the extent that there is sufficient Cash for Distribution to pay all Allowed General Unsecured Claims in full after satisfaction of (i) and (ii) above, and some, but not all, Post-Petition Interest on such Claims at the Federal Judgment Rate, then Holders of such Allowed General Unsecured Claims shall be entitled to their Pro Rata share of Post-Petition Interest at the Federal Judgment Rate, as set forth in Article III.B.3(b) of the Plan.

20.            The initial amount of the reserve established under the Plan for the payment of Allowed and Disputed General Unsecured Claims (the “GUC Reserve”), as set forth in Article VII.I of the Plan, shall be $45,000,000 (the “Initial Reserve Amount”).

21.            If at any time during the GUC Reserve Adjustment Period, the Claims Ombudsman determines in good faith that the GUC Reserve is inadequate to satisfy the reserve requirements of Article VII.I of the Plan (the “Claims Reserve Requirements”), including the requirement of reserves for the payment of Disputed Claims by withholding 100% of the Distributions to which Holders of such Disputed Claims would be entitled if such Disputed Claims were Allowed Claims as set forth in Article VII.I of the Plan, the Claims Ombudsman shall send the Post-Effective Date Debtors a written notice proposing to increase such reserve from Post-Effective Date Debtor Cash only in the amount it believes is no greater than the amount required to comply with such Article VII.I, including the requirement of reserves for the payment of Disputed Claims by withholding 100% of the Distributions to which Holders of such Disputed Claims would be entitled if such Disputed Claims were Allowed Claims as set forth in Article VII.I of the Plan; provided, that the aggregate amount of any and all such increases over the GUC Reserve Adjustment Period shall not exceed $5 million. The Post-Effective Date Debtors shall have fifteen (15) calendar days to object to such increase by sending written notice to the Claims Ombudsman of their objection. If the Post-Effective Date Debtors timely object to such increase, the Claims Ombudsman shall be authorized to file a motion (a “Reserve Increase Motion”) with the Bankruptcy Court seeking the increase to the GUC Reserve as set forth in the applicable notice and such increase to such reserve shall only become effective upon order of the Bankruptcy Court. If the Post-Effective Date Debtors do not timely object to the proposed increase to the GUC Reserve as set forth in the applicable notice, such reserve shall be deemed increased as proposed in the applicable written notice without the need for any further action or approval of the Bankruptcy Court. For the avoidance of any doubt, it is expressly understood that the GUC Reserve may only be increased from Post-Effective Date Debtor Cash. Notwithstanding the establishment of adjustment of the GUC Reserve, in the event that such reserve is insufficient to pay all Allowed General Unsecured Claims in full, with interest as provided in Article III.B.3.b of the Plan, any deficiency shall be payable from all Assets of the Post-Effective Date Debtors as set forth in Article V.C of the Plan.

22.            In addition to the foregoing, during the GUC Reserve Adjustment Period, subject to the entry of a confidentiality agreement reasonably acceptable to the Post-Effective Date Debtors and the Claims Ombudsman, the Post-Effective Date Debtors shall provide the Claims Ombudsman with (a) at least twenty-one (21) days prior written notice of the intent to make Distributions from Post-Effective Date Debtor Cash to the Holders of Interests in Class 7, (b) at least fifteen (15) days prior written notice of the intent to make Distributions from Post-Effective Date Debtor Cash to the Holders of Interests in Class 5 and/or Class 8 and (c) at least fifteen (15) days prior written notice of the intent to enter into any transaction, or series of transactions, funded by Post-Effective Date Debtor Cash the aggregate amount of which is in excess of $5 million. If a Reserve Increase Motion is pending in the Bankruptcy Court on the expiration of a notice period described in the preceding sentence, the Post-Effective Date Debtors shall not consummate the transactions described in the applicable notice until such Reserve Increase Motion is resolved by the Bankruptcy Court, unless consummating such transaction would not prevent the Post-Effective Date Debtors’ from increasing the GUC Reserve as requested in such Reserve Increase Motion, if granted. During the GUC Reserve Adjustment Period, subject to the entry of a confidentiality agreement reasonably acceptable to the Post-Effective Date Debtors and the Claims Ombudsman, the Post-Effective Date Debtors shall also promptly provide the Claims Ombudsman with a copy of any Adequate Protection Notice sent by the Post-Effective Date Debtors to pursuant to Article III.B.10 of the Plan.

23.            The GUC Reserve shall be automatically reduced from time to time, (i) in the amount of any Allowed Claim (or portion thereof) that is paid in Cash, at the time such Allowed Claim (or portion thereof) is paid; (ii) with respect to any Claim listed in a definite amount on the schedule of Claims attached to the Plan Supplement as Exhibit J, any amount of such Claim that is Disallowed, at the time of such Disallowance. The Claims Ombudsman and the Post-Effective Date Debtors shall meet and confer no less frequently than once per calendar quarter to discuss whether the GUC Reserve should be reduced as a result of the status of the Claims resolution process and the Post Effective Date Debtors’ and Claims Ombudsman’s good faith determinations that the remaining GUC Reserve following any such reduction will comply with the Claims Reserve Requirements. Following the date that is forty-five (45) days following Effective Date, any reduction agreed to by the Claims Ombudsman and the Post-Effective Date Debtors (in good faith and in accordance with the preceding sentence) shall be automatically implemented. At any time, the Post-Effective Date Debtors may file a motion with the Bankruptcy Court seeking Court authority to reduce the GUC Reserve.

24.            Notwithstanding anything in the paragraph above, any reduction to the GUC Reserve below $3,500,000 shall either be pursuant to agreement among the Post-Effective Date Debtors and the Claims Ombudsman or pursuant to Bankruptcy Court order; provided, that if the Claims Ombudsman and the Post-Effective Date Debtors agree to reduce the GUC Reserve below $3,500,000, the Claims Ombudsman shall, if the UCC remains in existence, give notice of such agreement to the UCC (such notice may be provided by e-mail to UCC counsel). The UCC may file a motion with the Bankruptcy Court opposing such reduction, identifying with specificity the basis for which the UCC opposes such reduction, within fourteen (14) days of receipt of such notice. The UCC shall notice the motion for the next scheduled omnibus hearing that is at least fourteen (14) days after filing of the motion. In no event shall the total fees and costs paid to the UCC in respect of its duties and activities under the Plan, inclusive of this paragraph, exceed the UCC Aggregate Cap.

25.            Any amounts released from the GUC Reserve pursuant to this paragraph shall become Post-Effective Date Debtor Cash.

26.            The Debtors shall cause to be served a notice of the entry of this Confirmation Order and occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Confirmation Notice”), upon (a) all parties listed in the creditor matrix maintained by Kurtzman Carson Consultants LLC, and (b) such additional persons and entities as deemed appropriate by the Debtors, no later than five (5) business days after the Effective Date. The Debtors shall cause the Confirmation Notice to be published in the Wall Street Journal within seven (7) business days after the Effective Date.

B.	Foxconn Preferred Stock Interests

27.            On the Effective Date, pursuant to Article III.B.5(b) of the Plan, (a) all Allowed Foxconn Preferred Stock Interests shall be Reinstated and Unimpaired in all respects, (b) none of such interests shall be cancelled, subject to the terms of the New Organizational Documents, which may be amended pursuant to Article V.H of the Plan, among other things, so as to implement the operative provisions of the Final Trading Order, including, without limitation, the NOL Transfer Restrictions, upon the Effective Date as to Foxconn Preferred Stock Interests and to make certain modifications to the size and election process as to the New Board, provided the Certificate of Designation shall be contained in such New Organizational Documents and not have been altered or amended and (c) such Certificate of Designation shall be binding on LMC; provided, that no Distributions shall be made to the Holders of the Foxconn Preferred Stock Interests until such Foxconn Preferred Stock Interests are Allowed (if at all) and such Distributions shall only be from Post-Effective Date Debtor Cash.

28.            Pursuant to the terms of the Plan, including Article III.B.5(b), without limiting the generality of the foregoing, until the Foxconn Release Event has occurred, the Post-Effective Date Debtors shall pay any Foxconn Preferred Stock Liquidation Preference Distribution up to the amount of the Ohio Securities Litigation Backstop Distribution Amount as set forth in, and in accordance with the terms of, Article III.B.5(b) of the Plan.

C.	Common Stock Interests

29.            On the Effective Date, pursuant to Article III.B.7(b) of the Plan, all Allowed Common Stock Interests in the Debtors shall be retained and no such interests shall be cancelled, subject to the terms of the New Organizational Documents, which may be amended pursuant to Article V.H of the Plan, among other things, so as to implement the operative provisions of the Final Trading Order, including, without limitation, the NOL Transfer Restrictions, upon the Effective Date as to Common Stock Interests and to make certain modifications to the size and election process as to the New Board. For the avoidance of any doubt, Holders of Allowed Common Stock Interests shall only receive Distributions from Post-Effective Date Debtor Cash.

30.            For the avoidance of doubt, the restricted stock units (the “RSUs”) that would have vested but did not vest as a result of or in connection with the Chapter 11 Cases (including as a result of acceleration of an employment contract) shall be deemed vested, and the Holders of the RSUs shall receive the treatment of the Common Stock Interests pursuant to the Plan.

D.	Section 510(b) Claims

31.            On the Effective Date, pursuant to Article III.B.8(b) of the Plan, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of an Allowed Section 510(b) Claim shall receive a number of shares of Common Stock Interests equal to (i) such Holder’s Allowed Section 510(b) Claim minus any amounts received by such Holder from any insurance or other third parties divided by the product of (A) the volume weighted average share price of the Common Stock Interest during the Ohio Settlement Class Period and (B) 15. Notwithstanding the foregoing, the Debtors may elect, at their discretion, to pay such Holder Post-Effective Date Debtor Cash in an amount equal to the number of shares of Common Stock Interests to which such Holder is entitled pursuant to this paragraph multiplied by the volume weighted average share price of the Common Stock Interest during the thirty (30) calendar days following the Effective Date.

E.	RIDE Section 510(b) Claims

32.            On or after the Effective Date, Holders of Allowed RIDE Section 510(b) Claims, if and solely to the extent Allowed, may recover solely from available insurance coverage from applicable Insurance Policies until such Insurance Policies have been completely exhausted.

F.	Ohio Securities Litigation Claims

33.            Subject to Article V.U.4 of the Plan, in full and complete settlement of the Ohio Securities Litigation Claim against the Debtors (but without prejudice to any claims asserted against any current or future defendants in the Ohio Securities Litigation, other than the Debtors or the Ohio Released Directors and Officers), (a) the Debtors shall, contemporaneously with the occurrence of, or before, the Effective Date, pay into the Ohio Securities Litigation Escrow Account the Ohio Securities Litigation Payment from Post-Effective Date Debtor Cash; (b) the Post-Effective Date Debtors or the Litigation Trustee, as applicable, shall pay the Ohio Securities Litigation Supplemental Amount, when and as received, into the Ohio Securities Litigation Escrow Account; and (c) solely on the terms and conditions set forth in Article III.5.b of the Plan, the Post-Effective Date Debtors shall pay into the Ohio Securities Litigation Escrow Account, the Ohio Securities Litigation Backstop Distribution Amount from the Ohio Securities Litigation Backstop Reserve. The Ohio Securities Litigation Lead Plaintiff shall seek authority to distribute the net proceeds in the Ohio Securities Litigation Settlement Fund, after the deduction of notice and administration expenses and Court-awarded attorneys’ fees and expenses, pursuant to an Ohio Settlement Plan of Allocation to be approved through the Ohio Securities Litigation Final Approval Order, as set forth in Article V.U of the Plan.

34.            By virtue of this Confirmation Order, which shall constitute the Ohio Securities Litigation Preliminary Approval Order, and according to the procedures set forth below, the Ohio Settlement Class Members shall be provided with the option to opt out of the Ohio Settlement Class. Any Ohio Securities Litigation Opt-Out Claims shall not be included within the Ohio Securities Litigation Claim, shall be separately classified and treated as Section 510(b) Claims held directly by the Holders of such Ohio Securities Litigation Opt-Out Claims, and shall receive the treatment provided in the Plan to Section 510(b) Claims if and when such Ohio Securities Litigation Opt-Out Claims become Allowed.

35.            Any Entity that timely and validly opts out of the Ohio Settlement Class pursuant to this Confirmation Order, according to the procedures set forth below (each an “Ohio Opt-Out”), but did not file a proof of claim in these Chapter 11 Cases by the applicable Bar Date, must file a motion, within 30 days after submitting such Ohio Opt-Out’s opt-out election, seeking an order of the Bankruptcy Court permitting such Ohio Opt-Out to file a late proof of claim, subject to the rights of the Post-Effective Date Debtors and all other parties in interest to oppose such requested relief and, to the extent a class member is permitted to file a late proof of claim, to object to such Claim on substantive grounds, which rights are fully preserved. If such motion is not timely filed or the motion is denied, such Ohio Opt-Out shall be deemed forever barred by the Plan and this Confirmation Order from asserting such Ohio Securities Litigation Opt-Out Claim against the Debtors.

36.            The sole source of recovery for Ohio Settlement Class Members on account of the Ohio Securities Litigation Claim and their claims against the Ohio Released Directors and Officers is the treatment set forth in Article III.B.10 of the Plan. Without limiting the generality of the foregoing, and as part of the consideration provided by the Ohio Settlement Class Members in connection with the settlement of the Ohio Securities Litigation Claim, on the Effective Date, the Ohio Settlement Class Members shall constitute Releasing Parties and shall be bound by the provisions set forth in Article VIII of the Plan, including the discharge set forth in Article VIII.B, the releases set forth in Article VIII.D and the injunctive provisions set forth in Article VIII.F. For the avoidance of any doubt, nothing in the Plan or this Confirmation Order shall impact the claims and causes of action in the Ohio Securities Litigation against any current or future defendant in such action that is not one of the Debtors or Ohio Released Directors and Officers.

37.            To the extent that a Person is an Ohio Settlement Class Member and is also the Holder of another Claim or Interest against the Debtors that is not a Class 10 Claim, nothing contained in Article III.B.10 of the Plan or this Confirmation Order shall prejudice the rights of such Holder of an Ohio Securities Litigation Claim from receiving the treatment in respect of such other Claim or Interest that is provided pursuant to the Plan. For the avoidance of any doubt, nothing in Article III.B.10 of the Plan or this Confirmation Order shall impact the treatment of any Holder of a Common Stock Interest pursuant to Class 7 of the Plan.

38.            The treatment set forth in Article III.B.10 of the Plan shall not affect or release any of the rights of any Person to obtain recoveries as a class member of any class certified in connection with the Delaware Shareholder Class Action, if any.

39.            Nothing in Article III.B.10 of the Plan shall limit the right of the Post-Effective Date Debtors or Litigation Trustee, as applicable, to prosecute and settle any Retained Causes of Action and any prosecution and settlement of such Retained Causes of Action shall be at the sole discretion of the Post-Effective Date Debtors or the Litigation Trustee, as applicable.

G.	Preliminary Approval of Ohio Securities Litigation Settlement

40.            The Ohio Securities Litigation Settlement incorporated into the Plan is hereby preliminarily approved pursuant to Rule 23 of the Federal Rules of Civil Procedure and Bankruptcy Rules 7023, 9014, and 9019. This Confirmation Order shall constitute the Ohio Securities Litigation Preliminary Approval Order.

41.            Nothing in this Confirmation Order shall effect the validity or enforceability of the Bankruptcy Court’s Order Approving the Stipulation Between Debtors, Ohio Securities Litigation Lead Plaintiff, Official Committee of Unsecured Creditors, and Official Committee of Equity Security Holders Regarding Ohio Securities Litigation Lead Plaintiff’s Motion To Apply Bankruptcy Rule 7023 To Class Claims and Proofs of Claim Numbers 1368, 1379, 1380, 1394, 1426, and 1434 [Docket No. 953] (together with the stipulation attached thereto, the “Ohio Securities Litigation Stipulation”) or any of the relief granted therein.

42.            A hearing (the “Ohio Securities Litigation Final Approval Hearing”) pursuant to Rule 23(e) of the Federal Rules of Civil Procedure is hereby scheduled to be held before the Bankruptcy Court, via Zoom unless otherwise directed by the Bankruptcy Court, on June 11, 2024 at 10:30 a.m. (prevailing Eastern Time) for the following purposes: (a) to determine whether the proposed Ohio Securities Litigation Settlement is fair, reasonable and adequate, and should be approved by the Bankruptcy Court pursuant to Bankruptcy Rule 7023 and Rule 23 of the Federal Rules of Civil Procedure; (b) to determine whether the Debtors and the Ohio Securities Litigation Lead Plaintiff, on behalf of the Ohio Settlement Class, should be authorized to consummate the Ohio Securities Litigation Settlement; (c) to determine whether the proposed Ohio Securities Litigation Final Approval Order, as provided for under the Ohio Securities Litigation Settlement, should be entered; (d) to determine whether the proposed plan of allocation for the proceeds of the Ohio Securities Litigation Settlement (the “Ohio Settlement Plan of Allocation”) is fair and reasonable and should be approved by the Bankruptcy Court; (e) to consider Ohio Class Counsel’s application, on behalf of all plaintiffs’ counsel, for an award of attorneys’ fees and expenses (which may include an application for an award to Ohio Securities Litigation Lead Plaintiff for reimbursement of his reasonable costs and expenses directly related to his representation of the Ohio Settlement Class, pursuant to the Private Securities Litigation Reform Act of 1995 (“PSLRA”)); and (f) to rule upon such other matters as the Bankruptcy Court may deem appropriate.

43.            The Bankruptcy Court approves the form, substance and requirements of the Postcard Notice of Ohio Securities Litigation Settlement (the “Postcard Notice”), the Ohio Securities Litigation Proof of Claim form (“Ohio Claim Form” or “Claim Form”), the Summary Notice of Proposed Ohio Securities Litigation Settlement (“Summary Notice”), and the long-form Notice of Proposed Ohio Securities Litigation Settlement and Motion for Attorneys’ Fees and Expenses (“Notice”), substantially in the forms attached to the Plan Supplement as Exhibits K-1, K-2, K-3, and K-4, respectively, and finds that they (a) constitute the best notice to Ohio Settlement Class Members practicable under the circumstances; (b) are reasonably calculated, under the circumstances, to describe the terms and effect of the Ohio Securities Litigation Settlement and to apprise Ohio Settlement Class Members of their right to object to the proposed Ohio Securities Litigation Settlement or to exclude themselves from the Ohio Settlement Class; (c) are reasonable and constitute due, adequate, and sufficient notice to all persons entitled to receive such notice; and (d) satisfy all applicable requirements of the Federal Rules of Civil Procedure (including Rules 23(c)–(e), made applicable by Bankruptcy Rules 7023 and 9014), the Due Process Clause of the United States Constitution, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the PSLRA, the Bankruptcy Rules, and the Local Rules.

44.            The Bankruptcy Court hereby approves the retention of Strategic Claims Services as the claims administrator (the “Ohio Settlement Claims Administrator” or “Claims Administrator”) for the Ohio Securities Litigation Settlement. The Ohio Settlement Claims Administrator shall cause the Postcard Notice, substantially in the form attached to the Plan Supplement as Exhibit K-1, to be mailed, by first-class mail, postage prepaid, on or before seven (7) business days after the later to occur of (a) entry of this Confirmation Order and (b) payment of the Ohio Securities Litigation Payment into the Ohio Securities Litigation Escrow Account (the “Ohio Settlement Notice Date”), to all Ohio Settlement Class Members who can be identified with reasonable effort. Alternatively, the Ohio Settlement Claims Administrator shall email Ohio Settlement Class Members copies or links to the notices, to the extent it is provided with email addresses.

45.            LMC and the other Debtors, to the extent they have not already done so, shall use commercially reasonable efforts to obtain and provide to Ohio Class Counsel, or the Ohio Settlement Claims Administrator, at no cost to Ohio Class Counsel, the Ohio Settlement Class, or the Ohio Settlement Claims Administrator, within three (3) business days of entry of this Confirmation Order, the names and contact information for the Debtors’ transfer agents, and consent to and authorize such transfer agents to (i) confer directly with Ohio Class Counsel and the Ohio Settlement Claims Administrator (as applicable) and (ii) provide, to Ohio Class Counsel, such transfer agent’s lists of the names, address and emails (in each case, to the extent reasonably available) of purchasers of LMC’s publicly traded Class A Common Stock (ticker: “RIDE” and prior ticker: “DPHC”), LMC’s publicly traded warrants (ticker: “RIDEW” and prior ticker: “DPHCW”), LMC’s publicly traded units (ticker: “DPHCU”), or any exchange-traded option to purchase or sell LMC’s publicly traded Class A Common Stock during the period from August 3, 2020 through July 2, 2021 (the Ohio Settlement Class Period) and those whose shares were held on September 21, 2020, in electronic searchable form, such as Excel, to the extent reasonably available.

46.            The Ohio Settlement Claims Administrator shall use reasonable efforts to give notice to nominees such as custodians, brokerage firms and other persons and entities that purchased LMC Securities during the Ohio Settlement Class Period and held shares on September 21, 2020. Such nominees SHALL, WITHIN SEVEN (7) CALENDAR DAYS OF RECEIPT OF THE APPLIABLE OHIO SETTLEMENT NOTICE, EITHER: (a) provide the Ohio Settlement Claims Administrator the name, last known address, and email (to the extent available) of each Entity for whom or which it purchased such LMC Securities during the Ohio Settlement Class Period or held them on September 21, 2020; or (b) WITHIN SEVEN (7) CALENDAR DAYS of receipt of the applicable Ohio Settlement notice from the Ohio Settlement Claims Administrator (i) request from the Ohio Settlement Claims Administrator sufficient copies of the Postcard Notice to forward to all such beneficial owners and WITHIN SEVEN (7) CALENDAR DAYS of receipt forward them to all such beneficial owners or (ii) email a copy of the Postcard Notice with a link to www.strategicclaims.net to all such beneficial owners . Nominees who elect to send the applicable Ohio Settlement notice to their beneficial owners shall also send a statement to the Ohio Settlement Claims Administrator confirming that the dissemination was completed and shall retain their records for use in connection with any further notices that may be provided in the Bankruptcy Cases or the Ohio Securities Litigation. Upon full and timely compliance with these directions, such nominees may seek reimbursement of their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners of up to: $0.02 per name record provided;$0.02 per email sent by the nominee; and $0.02, plus postage at the Ohio Settlement Claims Administrator’s rate for bulk mailings, per Postcard mailed by the nominee, by providing the Ohio Settlement Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Such properly documented expenses incurred by nominees in compliance with these provisions shall be paid solely from the Ohio Securities Litigation Settlement Fund, and any unresolved disputes regarding reimbursement of such expenses shall be subject to review by the Bankruptcy Court.

47.            The Bankruptcy Court hereby approves the form of the Summary Notice substantially in the form attached to the Plan Supplement as Exhibit K-2, and directs that the Ohio Settlement Claims Administrator shall cause the Summary Notice to be published in The Wall Street Journal and be transmitted over PR Newswire within fourteen (14) calendar days of the Ohio Settlement Notice Date.

48.            On or before the Ohio Settlement Notice Date, the Ohio Settlement Claims Administrator shall cause copies of the Notice and the Ohio Claim Form to be posted on a webpage to be developed for the Ohio Securities Litigation Settlement, from which copies of the Notice and Ohio Claim Form can be downloaded. The Ohio Settlement Claims Administrator shall also mail copies of the Notice and Ohio Claim Form upon request. The Debtors or Post-Effective Date Debtors shall create and maintain a link to the Ohio Securities Litigation Settlement webpage on the bankruptcy noticing agent’s existing case website at https://www.kccllc.net/lordstown.

49.            Ohio Class Counsel shall, at or before the Ohio Securities Litigation Final Approval Hearing, file with the Bankruptcy Court proof of the dissemination of the Postcard Notice, Notice, Summary Notice, and Ohio Claim Form Notice.

50.            The form and content of the notice program described herein, and the methods set forth herein of notifying the Ohio Settlement Class of the Ohio Securities Litigation Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the PSLRA, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

51.            In order to be eligible to receive a distribution from the Ohio Securities Litigation Settlement Fund, in the event the Ohio Securities Litigation Settlement is effected in accordance with the terms and conditions set forth in the Plan or otherwise, each claimant shall take the following actions and be subject to the following conditions:

(a)            A properly executed Ohio Claim Form, substantially in the form attached to the Plan Supplement as Exhibit K-4, must be submitted to the Ohio Settlement Claims Administrator: (i) at the address indicated in the Ohio Claim Form, postmarked no later than 120 calendar days after the Ohio Settlement Notice Date; or (ii) electronically at www.strategicclaims.net no later than 120 calendar days after the Ohio Settlement Notice Date. Such deadline may be further extended by Bankruptcy Court order or by Ohio Class Counsel in its discretion. Each Ohio Claim Form shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first-class or overnight mail, postage prepaid). Any Claim Form submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Claim Form. Any Ohio Settlement Class Member who does not timely submit an Ohio Claim Form within the time provided for shall be barred from sharing in the distribution of the Net Ohio Securities Litigation Settlement Fund (defined below), unless otherwise ordered by the Bankruptcy Court, but shall remain bound by all determinations and judgments concerning the Ohio Securities Litigation Settlement, as provided by this Confirmation Order;

(b)            The Ohio Claim Form submitted by each claimant must satisfy the following conditions: (i) it must be properly completed (including name, address, phone number and email address (if any)), signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Ohio Settlement Claims Administrator and/or Ohio Class Counsel; (iii) if the person executing the Ohio Claim Form is acting in a representative capacity, a certification of current authority to act on behalf of the claimant must be included in the Ohio Claim Form; and (iv) the Ohio Claim Form must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury;

(c)            Each Ohio Claim Form shall be submitted to and reviewed by the Ohio Settlement Claims Administrator, under the supervision of Ohio Class Counsel, which shall determine in accordance with the Plan, this Confirmation Order, and the approved Ohio Settlement Plan of Allocation the extent, if any, to which each claim shall be allowed and such claimant shall be deemed an Authorized Claimant;

(d)            Ohio Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a claim in whole or in part, the Ohio Settlement Claims Administrator shall communicate with the claimant in writing to give the claimant the chance to remedy any curable deficiencies in the Ohio Claim Form submitted. The Ohio Settlement Claims Administrator, under supervision of Ohio Class Counsel, shall notify, in writing, all claimants whose Ohio Claim Forms the Ohio Settlement Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose Ohio Claim Form is to be rejected has the right to a review by the Bankruptcy Court if the claimant so desires and complies with the requirements of subparagraph (e) below;

(e)            If any claimant whose timely Ohio Claim Form has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) calendar days after the date of mailing of the notice required in subparagraph (d) above, or a lesser period of time if the Ohio Claim Form was untimely, serve upon the Ohio Settlement Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof. If a dispute concerning a claim cannot be otherwise resolved, Ohio Class Counsel shall thereafter present the request for review to the Bankruptcy Court;

(f)            Each claimant who submits an Ohio Claim Form shall be deemed to have submitted to the jurisdiction of the Bankruptcy Court with respect to the Ohio Securities Litigation Settlement and such claimant’s claim, including but not limited to, all releases provided for herein, in the Plan, and in the Final Approval Order; and

(g)            Payment pursuant to the Ohio Securities Litigation Settlement, the Plan, this Confirmation Order, and the Court-approved Ohio Settlement Plan of Allocation shall be deemed final and conclusive against any and all claimants to the Ohio Securities Litigation Settlement, and each claimant bears the burden of establishing their eligibility for a recovery.

52.            None of the Debtors, Post-Effective Date Debtors, nor the Ohio Released Directors and Officers, shall have any involvement in or any responsibility, authority, or liability whatsoever for the selection or appointment of the Ohio Settlement Claims Administrator, the allocation of the Ohio Securities Litigation Settlement Fund, the administration of the Ohio Securities Litigation Settlement, the claims process, the review, calculation, allowance, and rejection of Ohio Claim Forms, or the disbursement of the Net Ohio Securities Litigation Settlement Fund, and shall have no liability whatsoever to any Entity, including, but not limited to, Ohio Securities Litigation Lead Plaintiff, any other Ohio Settlement Class Members, or plaintiffs’ counsel in connection with the foregoing.

53.            No Entity shall have any claim against Ohio Securities Litigation Lead Plaintiff, plaintiffs’ counsel, the Ohio Settlement Claims Administrator, or any other agent designated by Ohio Class Counsel, based on distributions made substantially in accordance with the Ohio Securities Litigation Settlement, the Plan, this Confirmation Order, the Court-approved Ohio Settlement Plan of Allocation, or further order(s) of the Bankruptcy Court.

54.            Any Ohio Settlement Class Member may enter an appearance in these Chapter 11 Cases, at his, her or its own expense, individually or through counsel of his, her or its own choice. If any Ohio Settlement Class Member does not enter an appearance, he, she or it will be represented by Ohio Class Counsel.

55.            Ohio Settlement Class Members shall be bound by all orders, determinations, and judgments concerning the Ohio Securities Litigation Settlement, whether favorable or unfavorable, unless such persons or entities request exclusion from the Ohio Settlement Class in a timely and proper manner, as provided herein. A putative Ohio Settlement Class Member wishing to make such an exclusion request shall mail the request in written form by first-class mail to the address designated for such exclusions, such that it is received no later than twenty-one (21) calendar days prior to the Ohio Securities Litigation Final Approval Hearing. Such request for exclusion must state the name, address, telephone number, and email address (if any) of each Entity seeking exclusion, must state that the sender requests to be “excluded from the Ohio Settlement Class” and must be signed by each such Entity. Such persons or entities requesting exclusion are also directed to state the date(s), price(s), and number(s) of LMC Securities purchased during the Ohio Settlement Class Period and/or held on Sept 21, 2020. Requests must be submitted with documentary proof of membership in the Ohio Settlement Class. The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Bankruptcy Court.

56.            Ohio Settlement Class Members timely and validly requesting exclusion from the Ohio Settlement Class shall cease to be Ohio Settlement Class Members and shall not be eligible to receive any payment out of the Ohio Securities Litigation Settlement Fund.

57.            Any Ohio Settlement Class Member who does not request exclusion from the Ohio Settlement Class may object to the proposed Ohio Securities Litigation Settlement, the Ohio Settlement Plan of Allocation set forth in the long-form Notice, and/or Ohio Class Counsel’s application, on behalf of plaintiffs’ counsel, for attorneys’ fees and expenses (“Ohio Fee and Expense Application”).

58.            Any objections to the proposed Ohio Securities Litigation Settlement, the proposed Ohio Settlement Plan of Allocation, and/or the Ohio Fee and Expense Application must state (a) the name, address, telephone number, and email address of the objector and must be signed by the objector; (b) that the objector is objecting to the proposed Ohio Securities Litigation Settlement, Ohio Settlement Plan of Allocation, and/or the Ohio Fee and Expense Application; (c) the objection(s) and the specific reasons for each objection, including whether it applies only to the objector, to a specific subset of the Ohio Settlement Class, or to the entire Ohio Settlement Class, and any legal and evidentiary support, and witnesses, the objector wishes to bring to the Bankruptcy Court’s attention; and (d) include documents sufficient to prove the objector’s standing to object. Objecting Ohio Settlement Class Members must establish that they are members of the Ohio Settlement Class by providing documentation of their transactions in eligible LMC Securities in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Ohio Settlement Claims Administrator and/or Ohio Class Counsel. Objectors who are represented by counsel must also provide the name, address and telephone number of all counsel, if any, who represent them.

59.            The Bankruptcy Court will consider any objection to final approval of the Ohio Securities Litigation Settlement, the Ohio Settlement Plan of Allocation, and/or the Ohio Fee and Expense Application only if such objection is in writing and has been served by hand or by mail, with all supporting papers, such that it is received on or before twenty-one (21) calendar days before the Ohio Securities Litigation Final Approval Hearing. Any objection that is not timely made in the manner provided for in this Confirmation Order shall be deemed waived and such objector shall forever be foreclosed from making any objection to any aspect of the Ohio Securities Litigation Settlement, to the Ohio Settlement Plan of Allocation, or to the Ohio Fee and Expense Application, unless otherwise ordered by the Bankruptcy Court, but shall otherwise be bound by the Final Approval Order to be entered and the releases to be given.

60.            Attendance at the Ohio Securities Litigation Final Approval Hearing is not necessary, however, persons wishing to be heard orally in opposition to the approval of the Ohio Securities Litigation Settlement, the Ohio Settlement Plan of Allocation, and/or the Ohio Fee and Expense Application are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object and desire to present evidence at the Ohio Securities Litigation Final Approval Hearing must include in their written objection the identity of any witnesses they may call to testify and provide copies of all exhibits they intend to introduce into evidence at the Ohio Securities Litigation Final Approval Hearing. Ohio Settlement Class Members do not need to appear at the hearing or take any other action to indicate their approval.

61.            All papers in support of final approval of the Ohio Securities Litigation Settlement, the proposed Ohio Settlement Plan of Allocation, and the Fee and Expense Application shall be filed with the Bankruptcy Court on or before thirty-five (35) calendar days prior to the date set herein for the Ohio Securities Litigation Final Approval Hearing. If reply papers are necessary, they are to be filed with the Court no later than seven (7) calendar days prior to the Ohio Securities Litigation Final Approval Hearing.

62.            Within 30 days after the Effective Date, the Post-Effective Date Debtors or Litigation Trustee, as applicable, will provide to the Ohio Securities Litigation Lead Plaintiff for use in the continued prosecution of the Ohio Securities Litigation, all documents that were previously produced by the Debtors in response to any request for documents by (a) the SEC; (b) any party in the Delaware Shareholder Class Action, (c) any party to the case captioned In re Lordstown Motors Corp. S’holder Derivative Litig., No. 1:21-CV-00604-SB (D. Del.). If providing these documents requires the Debtors, the Post-Effective Date Debtors, or Litigation Trustee (as applicable) to incur any costs with litigation support vendors, such costs shall be paid from the Ohio Securities Litigation Settlement Fund. The Bankruptcy Court shall retain jurisdiction over any disputes pursuant to this paragraph. Subject to the releases of the Ohio Released Directors and Officers provided for in the Plan becoming effective on the Effective Date, David Hamamoto agrees to make himself available, at a mutually agreeable day, time and location, to counsel to the Ohio Securities Litigation Lead Plaintiff for interviews of a reasonable length wherein David Hamamoto will in good faith provide Ohio Securities Litigation Lead Plaintiff with information concerning any matter relevant to the Ohio Securities Litigation. Such agreement by David Hamamoto shall not prejudice any person’s right to depose David Hamamoto pursuant to properly issued subpoena.

63.            The Bankruptcy Court hereby authorizes the establishment of the Ohio Securities Litigation Settlement Fund, pursuant to the terms of the Plan, including Article V.U of the Plan, as a qualified settlement fund pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and Treas. Reg. § 1.468B promulgated thereunder. All funds held in the Ohio Securities Litigation Settlement Fund shall be deemed and considered to be in custodia legis of the Bankruptcy Court, and shall remain subject to the jurisdiction of the Bankruptcy Court until such time as such funds shall be disbursed pursuant to the Ohio Securities Litigation Settlement, the Plan, and/or further order of the Bankruptcy Court. For the avoidance of doubt, the Ohio Securities Litigation Settlement Fund and the Ohio Securities Litigation Escrow Account are not property of the Estate of any Debtor or of the Post-Effective Date Debtors.

64.            The Ohio Securities Litigation Settlement Fund shall be used to pay: (a) all taxes due on the income earned by the Ohio Securities Litigation Settlement Fund, including the costs of preparing tax reporting forms and returns, and any tax penalties; (b) all notice and administration expenses incurred in connection with providing notice of the Ohio Securities Litigation Settlement to members of the Ohio Settlement Class and their nominees, and with administering the Settlement; (c) plaintiffs’ counsel’s expenses awarded by the Bankruptcy Court, including any award to Ohio Lead Plaintiff pursuant to the PSLRA; (d) attorneys’ fees of plaintiffs’ counsel awarded by the Bankruptcy Court; and (e) other costs and fees approved by the Bankruptcy Court. The balance remaining in the Ohio Securities Litigation Settlement Fund after the foregoing deductions (the “Net Ohio Securities Litigation Settlement Fund" or the “Net Settlement Fund”) shall be distributed to eligible Ohio Settlement Class Members as set forth herein and in the Ohio Settlement Plan of Allocation approved by the Court. As provided in the Plan, Ohio Class Counsel is authorized to pay taxes and notice and administration expenses out of the Ohio Securities Litigation Settlement Fund, without further approval of the Debtors, the Post-Effective Date Debtors, the Bankruptcy Court, or any other party.

65.            Nothing in the Plan, the Ohio Securities Litigation Stipulation, or this Confirmation Order shall be deemed to certify the Ohio Settlement Class for any purpose other than the purposes set forth in the Plan, the Ohio Securities Litigation Stipulation, and this Confirmation Order. Without limiting the generality of the foregoing, such certification shall not prejudice the rights of any defendant in the Ohio Securities Litigation (other than the Debtors) to object to the certification of a class in the Ohio Securities Litigation for any purpose other than the Ohio Securities Litigation Settlement and all such rights are expressly preserved.

66.            Nothing in the Ohio Securities Litigation Stipulation, the Plan, or this Confirmation Order, or in any negotiations, discussions, mediation proceedings, correspondence or other materials of any kind relating to the Ohio Securities Litigation Stipulation, the Plan, this Confirmation Order, or relating to the negotiation of the Ohio Securities Litigation Stipulation, the Plan, this Confirmation Order shall be deemed to be an admission on the part of the parties with respect to any matter or any factual or legal issue of any kind. Without limiting the generality of the foregoing, the Allowance of the Ohio Securities Litigation Class Claim for purposes of the Ohio Securities Litigation Settlement (a) constitutes only a compromise to avoid further litigation, (b)  shall not constitute an admission or stipulation as to the amount of damages that would or could be obtained from any present or future defendant in the Ohio Securities Litigation, (c) shall not be deemed to be a payment in full or satisfaction in full of any claim for damages, and (d) constitutes only a resolution, for settlement purposes only, of the Ohio Settlement Class’s Allowed Claim against the Debtors.

67.            The Bankruptcy Court shall have jurisdiction over all matters related to the Ohio Securities Litigation Settlement, including but not limited to final approval, approval of the Ohio Settlement Plan of Allocation, approval of the Fees and Expenses Application, and any disputes related to or arising from the Ohio Securities Litigation Settlement.

H.	Approval of the Appointment of Claims Ombudsman

68.            On the Effective Date, the Claims Ombudsman shall be appointed and such appointment shall continue until the earliest of: (i) the Bankruptcy Court enters an order closing the Chapter 11 Cases; (ii) the Bankruptcy Court enters an order removing the Claims Ombudsman for cause; (iii) the Claims Ombudsman voluntarily resigns, upon notice filed with the Bankruptcy Court, and a successor Claims Ombudsman is appointed in accordance with the Plan; or (iv) all General Unsecured Claims have been either Allowed or Disallowed, and all Allowed General Unsecured Claims have been satisfied pursuant to the terms of the Plan. The Claims Ombudsman shall be a fiduciary of Holders of General Unsecured Claims.

69.            Subject to Article V.D of the Plan, the Claims Ombudsman shall have the authority and right on behalf of each of the Debtors and the Post-Effective Date Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement the following duties related to the administration of General Unsecured Claims:

a.	subject to Article VII of the Plan, including, but not limited to, Article VII.A of the Plan, and except to the extent General Unsecured Claims have been previously Allowed, control and effectuate the reconciliation process with respect to General Unsecured Claims in accordance with the terms of this Plan, including to object to, seek to subordinate, compromise or settle any and all General Unsecured Claims against the Debtors (including Retained Claims Objections but only to the extent that they relate to General Unsecured Claims as set forth in the last paragraph of this Section), provided that the Claims Ombudsman shall consult with the Post-Effective Date Debtors and the UCC prior to entering into any Material Claims Settlement as set forth in Article V.D.3 of the Plan;

b.	prepare, file, and prosecute any necessary filings or pleadings with the Bankruptcy Court to carry out the duties of the Claims Ombudsman as described herein, including by filing and prosecuting objections to General Unsecured Claims;

c.	assert (with respect to General Unsecured Claims), any and all rights and defenses that the applicable Debtor had with respect to any General Unsecured Claim immediately before the Effective Date, including by virtue of any Causes of Action retained and not released by the Debtors (i) relating to such Claim (or the facts, circumstances, agreement(s), arrangements, or transactions giving rise to such Claim) or (ii) against the Holder of such Claim;

d.	in the Claims Ombudsman’s discretion, affirmatively determine to deem Allowed any General Unsecured Claim (other than Claims subject to Retained Claims Objections) notwithstanding the fact that the period within which an objection may be interposed has not yet expired; provided that any determination by the Claims Ombudsman to deem to Allow a General Unsecured Claim shall comply with the Claims Ombudsman’s notice and consultation obligations, including as set forth in Article V.D.3 of the Plan;

e.	with respect to General Unsecured Claims, request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim;

f.	require, as a condition to receipt of a Distribution, that the Holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, including but not limited to Form W-8 or Form W-9 (as applicable); provided, however, for the avoidance of any doubt, that the Claims Ombudsman shall not make any Distributions under the Plan;

g.	in consultation with the Post-Effective Date Debtors and the UCC, determine that one or more interim Distributions should be made on Allowed General Unsecured Claims;

h.	receive and approve timely requests from Holders of Allowed General Unsecured Claims for the reissuance of any voided checks;

i.	retain professionals to assist in performing its duties under the Plan;

j.	maintain records regarding the reconciliation process with respect to General Unsecured Claims;

k.	incur and pay reasonable and necessary expenses in connection with the performance of duties under this Plan, including the reasonable fees and expenses of professionals retained by the Claims Ombudsman;

l.	perform other duties and functions that are consistent with the performance of the Claims Ombudsman’s duties and implementation of the Plan;

m.	object to any increases in the Post-Effective Date Debtor Amount as set forth in Article V.E of the Plan; and

n.	effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan.

70.            The Claims Ombudsman shall report all material matters concerning the reconciliation of or Distributions on account of General Unsecured Claims to the Post-Effective Date Debtors and the UCC, which reporting shall include: (i) a list of the Claims that have been Allowed, Disallowed, or Expunged during the applicable reporting period, (ii) a list of Disputed Claims that have yet to be resolved, (iii) the aggregate amount of Distributions during the applicable reporting period, and (iv) the aggregate amount of expected Distributions during the next reporting period. Without limitation to any consultation or consent obligations of the Claims Ombudsman specified herein, the Claims Ombudsman shall consult with the Post-Effective Date Debtors and the UCC on all material decisions concerning the reconciliation of, or Distributions on account of General Unsecured Claims. For the avoidance of any doubt, the Claims Ombudsman shall provide, to the UCC, any notice sent by the Post-Effective Date Debtors to the Claims Ombudsman.

71.            Each of the Post-Effective Date Debtors shall indemnify and hold harmless the Claims Ombudsman solely in its capacities as such for any losses incurred in such capacity, except to the extent such losses were the result of the Claims Ombudsman’s bad faith, gross negligence, willful misconduct or criminal conduct.

I.	Certain Executory Contract and Unexpired Lease Matters

72.            The Executory Contract provisions set forth in Article IX of the Plan and the rejections described in Article IX of the Plan, are approved pursuant to section 365(a) of the Bankruptcy Code.

73.            Any Executory Contract (including any and all warranties covering any vehicles sold by the Debtors) (i) which has not been assumed with the approval of the Bankruptcy Court on or prior to the Effective Date, (ii) which is not assumed pursuant to another provision of the Plan and/or Confirmation Order, or (iii) as to which no motion to assume is pending as of the Confirmation Date, shall be deemed a rejected Executory Contract by the applicable Debtor effective on the Effective Date or, if applicable, such other date identified in an order entered by the Bankruptcy Court granting a motion to reject such Executory Contract that was pending as of the Confirmation Date.

74.            The Debtors and Post-Effective Date Debtors shall have no liability under any Executory Contract rejected pursuant to the Plan and this Order, except as set forth in any other Order of the Bankruptcy Court. Further, any Claim arising from the rejection of an Executory Contract shall be treated as a General Unsecured Claim subject to filing of a Proof of Claim pursuant to Article II.B.3 (other than Claims Allowed by any other Order of the Bankruptcy Court).

75.            Claims arising from the rejection of Executory Contracts pursuant to Article IX.A of the Plan (other than Claims Allowed by any other Order of the Bankruptcy Court) must be filed with the Claims and Noticing Agent within thirty (30) days after the service of the Effective Date notice. Any Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors or their Estates, Assets, properties or interests in property. For the avoidance of any doubt, the Post-Effective Date Debtors and Claims Ombudsman, as applicable, shall retain all rights to object to timely-filed proofs of Claim arising from the rejection of Executory Contracts. All Claims arising from the rejection of Executory Contracts that are timely filed as provided herein shall be treated under the Plan as General Unsecured Claims upon their Allowance, subject to Section 510(c) of the Bankruptcy Code.

J.	Tax Matters

76.            The Post-Effective Date Debtors shall (i) be authorized to exercise all powers regarding the Debtors’ tax matters, including filing tax returns, (ii) complete and file the Debtors’ federal, state, and local tax returns, (iii) request an expedited determination of any unpaid tax liability of the Debtors under section 505(b) of the Bankruptcy Code for all tax periods of the Debtors ending after the Petition Date through the liquidation of the Debtors as determined under applicable tax laws, to the extent not previously requested, and (iv) represent the interest and account of the Debtors before any taxing authority in all matters, including, but not limited to, any action, suit, proceeding, or audit.

77.            To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any Securities, instruments, or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) any transfers (directly or indirectly) of property or transfer of beneficial ownership of property pursuant to the Plan or the Plan Supplement, (iv) any assumption, assignment, or sale by the Debtors of their interests in Executory Contracts pursuant to section 365(a) of the Bankruptcy Code, and (v) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

78.            In connection with the Plan, to the extent applicable, the Post-Effective Date Debtors and the Claims Ombudsman (with respect to the to the administration of General Unsecured Claims, as applicable) shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Post-Effective Date Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Post-Effective Date Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

79.            The Post-Effective Date Debtors and the Claims Ombudsman may require, as a condition to receipt of a distribution, that the Holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, including but not limited to Form W-8 or Form W-9 (as applicable). If the Post-Effective Date Debtors or the Claims Ombudsman make such a request and the Holder fails to comply before the date that is one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the Post-Effective Date Debtors, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Post-Effective Date Debtor or its respective property.

A.	Approval of Plan Documents

80.            The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated hereunder. Entry of this Confirmation Order shall constitute Bankruptcy Court approval of the Plan Documents and such transactions. On the Effective Date, the Debtors and the Post-Effective Date Debtors shall be authorized to enter into, file, execute and/or deliver each of the Plan Documents and any other agreement or instrument issued in connection with any Plan Document without the necessity of any further corporate, board or shareholder action.

K.	Certain Insurance Matters

81.            Nothing in the Plan or this Order alters the rights and obligations of the Debtors (and their Estate), the beneficiaries of the Insurance Policies (including the Directors and Officers), or the Debtors’ insurers (and third-party claims administrators), under the Insurance Policies or modifies the coverage or benefits provided thereunder, or the terms and conditions thereof, or diminishes or impairs the enforceability of the Insurance Policies. The Debtors shall be deemed to have assumed all Insurance Policies. All of the Debtors’ rights and their Estates’ rights under any Insurance Policies to which the Debtors and/or the Debtors’ Estates may be beneficiaries shall vest with the Post-Effective Date Debtors for the benefit of the Post-Effective Date Debtors and all of the beneficiaries of such policies, including the Directors and Officers and any Holder entitled to recover from such policies pursuant to the Plan.

82.            Nothing in this Plan or this Order shall (a) constitute a finding or stipulation that any proceeds of any of the D&O Liability Insurance Policies are property of the Estate; (b) modify or supersede any provision (including but not limited to any priority of payments provision) of any of the D&O Liability Insurance Policies; or (c) otherwise preclude any party entitled to coverage under the D&O Liability Insurance Policies, from seeking and obtaining coverage thereunder.

L.	Administrative Claims Bar Date

83.            Except as otherwise provided in Article II.A of the Plan or the Bar Date Order, and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Allowed Administrative Claims must be filed with the Bankruptcy Court and served on the Debtors or Post-Effective Date Debtors (as the case may be), the Claims and Noticing Agent and the U.S. Trustee within thirty (30) days from the date of service of notice of the Effective Date. Such proof of Administrative Claim must include at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Claim and if the Administrative Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the Holder of the Administrative Claim; (iii) the asserted amount of the Administrative Claim; (iv) the basis of the Administrative Claim; and (v) supporting documentation for the Administrative Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE CLAIM TIMELY AND PROPERLY SHALL RESULT IN SUCH CLAIM BEING FOREVER BARRED AND DISCHARGED. IF FOR ANY REASON ANY SUCH ADMINISTRATIVE CLAIM IS INCAPABLE OF BEING FOREVER BARRED AND DISALLOWED, THEN THE HOLDER OF SUCH CLAIM SHALL IN NO EVENT HAVE RECOURSE TO ANY PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN.

M.	Certain Setoff and Recoupment Matters

84.            The Debtors, Post-Effective Date Debtors, or the Claims Ombudsman (with respect to General Unsecured Claims), may, but shall not be required to, setoff or recoup against any Claim (for purposes of determining the Allowed amount of such Claim on which a Distribution shall be made), rights, or Causes of Action of any nature whatsoever that the Debtors or Post-Effective Date Debtors may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim shall constitute a waiver or release by the Debtors, Post-Effective Date Debtors, or the Claims Ombudsman (with respect to General Unsecured Claims) of any such Claim, right or Cause of Action the Debtors or Post-Effective Date Debtors may have against the Holder of such Claim; provided, however, that Avoidance Actions against non-insider Holders of General Unsecured Claims (other than Causes of Action against Excluded Parties, Retained Causes of Action and Retained Claims Objections) that are released by the Debtors and Post-Effective Date Debtors, if any, pursuant to Article VII.I of the Plan shall not be asserted by the Debtors, Post-Effective Date Debtors or the Claims Ombudsman, either affirmatively or through setoff or recoupment. Any right of Foxconn to set off or recoup the amount of any Allowed Claim or the amount of any Distributions to which they are entitled on account of Allowed Foxconn Preferred Stock Interests, if any, shall be fully preserved to the extent available under applicable law (and any right of the Debtors and the Post-Effective Date Debtors with respect to the foregoing shall also be preserved).

N.	Miscellaneous

85.            Notwithstanding Bankruptcy Rule 3020(e), the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry.

86.            All payments required to made on the Effective Date shall be deemed made on such date if paid on or about the Effective Date as part of the transactions consummating the Plan.

87.            In accordance with Article I.A.123 of the Plan, a Holder of a Claim or Interest in a Class that is entitled to vote on the Plan will be deemed a “Releasing Party” for the purposes of Article VIII.D of the Plan to the extent such Holder (a) voted to accept the Plan; (b) is an Ohio Settlement Class Member (including, but not limited to, the Ohio Securities Litigation Lead Plaintiff); or (c) voted to reject the Plan and opt in to the Third-Party Releases provided for in Article VIII.D of the Plan by checking the box on the applicable Ballot or form indicating that the Holder opts in to granting such releases in the Plan submitted on or before the Voting Deadline.

88.            Notwithstanding anything to the contrary in the preceding paragraph, effective as of the Effective Date, the releases provided therein and, in Article VIII.D of the Plan, by the Ohio Securities Settlement Class Members, including the Ohio Securities Litigation Lead Plaintiff, in their capacities as such, shall be limited to any and all Claims obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever that the Ohio Securities Class Members have asserted or could have asserted against any Released Party relating to, arising from or connected with the Ohio Securities Litigation. Further, notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Non-Releasing Putative Class Action Representatives shall not be deemed to constitute Releasing Parties; provided, that, except as set forth in Article III.B.10.b of the Plan (Class 10 treatment) and the Ohio Securities Litigation Stipulation, the Debtors do not concede that the certification of a class is appropriate in any of the Putative Class Actions and the exclusion of the Non-Releasing Putative Class Action Representatives from the releases set forth herein and any provisions regarding the Ohio Securities Action Lead Plaintiff in this Order or the Plan shall not constitute an admission by any Entity, including the Debtors, that a class is appropriate in any of the Putative Class Actions; provided further, that, except as set forth in Article III.B.10.b of the Plan (Class 10 treatment) and the Ohio Securities Litigation Stipulation, the Debtors do not concede that the exclusion of the Putative Class Action Representatives from the releases set forth in Article VIII.D of the Plan and this Confirmation Order, in any way binds the other members of any putative class or in any way affects the decision of any such putative class members to be a Releasing Party and grant the releases set forth in Article VIII.D of the Plan and this Confirmation Order. Except as set forth in Article III.B.10.b of the Plan (Class 10 treatment) and the Ohio Securities Litigation Stipulation, all of the rights of the Debtors, the Non-Releasing Putative Class Action Representatives, the Ohio Securities Litigation Lead Plaintiff, and any other party in connection with the potential certification of any putative class are expressly reserved in all respects. Further, all of the rights of the Debtors, the Non-Releasing Putative Class Action Representatives, and any other party in connection with the granting of releases are expressly reserved in all respects.

89.            If the exclusion of the Non-Releasing Putative Class Action Representatives from the releases set forth herein does not bind other class members (as is the Debtors’ contention), each such class member that is a Releasing Party under the terms of the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Released Party from any Claims related to or asserted in the applicable Putative Class Actions (which actions include, for the avoidance of any doubt, the Delaware Shareholder Class Action and the Post-Petition Securities Action).

90.            Further, notwithstanding anything to the contrary in this Plan or the Confirmation Order, Foxconn are not and shall not be deemed to constitute Releasing Parties and nothing in the Plan or this Confirmation Order alters the Debtors or Post-Effective Date Debtors’ duty to take all reasonable efforts to preserve evidence related to the Putative Class Actions (including with respect to non-Debtor defendants) and the Foxconn Causes of Action (including with respect to the adversary proceeding captioned Lordstown Motors Corp. v. Foxconn Ventures Pte. Ltd. et al., Adv. Proc. No. 23-50414 (MFW) (Bankr. D. Del.)) (the “Foxconn Adversary Proceeding”) consistent with the Debtors’ existing retention policies and applicable law.

91.            Nothing in the Plan or this Confirmation Order shall constitute a finding of fact or conclusion of law with respect to the Foxconn Causes of Action or any defenses that the Debtors, the Post-Effective Date Debtors, or Foxconn may have with respect to the Claims or causes of action asserted in, or that may be asserted in, the Foxconn Adversary Proceeding

92.            Nothing in the Plan or this Confirmation Order shall, or may be construed to release, the Debtors or bar the assertion of claims against them as nominal defendants in the Post-Petition Securities Action for purposes of preserving and enforcing rights to coverage under and recovery of the proceeds of the D&O Liability Insurance Policies.

93.            Notwithstanding any provision to the contrary in the Plans, the Plan Supplement, this Order or implementing Plan documents (collectively, the “Documents”): Nothing in the Documents shall: (1) discharge, release, enjoin, impair or otherwise preclude, (a) any liability to the United States, Michigan, California, Ohio, or their agencies (collectively, the “Governmental Entities”) that is not a “claim” (which shall be defined, for purposes of this paragraph, as defined in section 101(5) of the Bankruptcy Code), (b) any claim of a Governmental Entity arising after the Effective Date, or (c) any liability of any entity or person under police or regulatory statutes or regulations to a Governmental Entity on account of the status of such entity or person as the owner, lessor, lessee or operator of property or rights to property that such entity owns, operates or leases after the Effective Date; (2) preclude or enjoin the enforcement of any police or regulatory power; (3) confer exclusive jurisdiction to the Bankruptcy Court with respect to claims, liabilities, suits, rights and causes of action of a Governmental Entity, except to the extent set forth in 28 U.S.C. § 1334; (4) affect any setoff or recoupment rights of a Governmental Entity and such rights are preserved; (5) release, enjoin, impair or discharge any non-Debtor from any claim, liability, suit, right or Cause of Action of a Governmental Entity and no Governmental Entity shall be deemed a Releasing Party; (6) except as set forth in the OIP, constitute an approval or consent of a Governmental Entity without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (7) except as set forth in the OIP, be construed as a compromise or settlement of any liability, claim, suit, right or Cause of Action of a Governmental Entity. Notwithstanding any provision in the Documents, the exculpation provision in Article VII.E of the Plan shall not apply to the Debtors with respect to any police or regulatory liability of any entity to any Governmental Entity. The Debtors, the Post-Effective Date Debtors, the Claims Ombudsman and the Liquidating Trustee reserve any and all related rights and defenses under applicable non-bankruptcy law. Notwithstanding the foregoing, the OIP shall only become effective upon official approval by the SEC.

94.            The Debtors submitted the Offer to resolve the SEC’s Proof of Claim, and the Offer is hereby APPROVED, subject to any approval required by the SEC.  Once the OIP is entered and the disgorgement requirement therein is satisfied, the SEC shall promptly (and, in any event, no later than within three (3) business days) file a notice withdrawing any proofs of claim filed in these cases.

95.            Nothing in the Plan or this Confirmation Order shall limit or affect the terms of any orders lifting the automatic stay and/or determining that the automatic stay does not apply to Claims previously entered by the Bankruptcy Court in these Chapter 11 Cases.

96.            Following the Effective Date, the UCC shall continue in existence and its Professionals shall continue to be retained with respect to (i) the duties and activities of the UCC set forth in the Plan, (ii) applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code, and (iii) any appeals of the Confirmation Order; provided, however that with respect to the role of the UCC set forth in clause (i) of this paragraph, the fees and costs payable to the UCC and its Professionals shall not exceed $25,000 in the first thirty (30) days following the Effective Date and $15,000 in each of the next succeeding five thirty (30) day periods, provided that the difference between the maximum fees and costs payable during any thirty (30) day period and the actual amount of fees and costs actually incurred during such period may only be carried forward and added to the maximum fees and expenses payable in any subsequent thirty (30) day period; provided further that the total fees and costs paid to the UCC in respect of its duties and activities under the Plan shall not exceed $100,000. The Post-Effective Date Debtor shall be entitled to review all of the fees and expenses incurred by the UCC after the Effective Date for reasonableness and any dispute regarding such fees and costs shall be resolved by the Bankruptcy Court.

97.            Notwithstanding anything to the contrary in the Plan or this Confirmation Order,  the Post-Effective Date Debtors or the Claims Ombudsman, as applicable, shall file any objections to Claim Nos. [1299, 1301, 1318, 1320, 1322, 1326, 1327, 1329, 1330, 1331, 1333, 1343, 1338, 1416, and 1417] (the “DiamondPeak Claims” and each Holder of such Claims, the “DiamondPeak Claimants”) within sixty (60) days following the Effective Date, except as otherwise agreed in writing by the Post-Effective Date Debtors and, with respect to a DiamondPeak Claim, the applicable DiamondPeak Claimant (which agreement may be through email transmission by applicable counsel).

98.            Notwithstanding anything in the Plan or the Confirmation Order to the contrary, Proof of Claim No. 1611 filed by Julio Rodriguez (the “Rodriguez Claim”) shall not be automatically deemed disallowed and expunged; provided, however, that the rights of the Post-Effective Date Debtors, the Claims Ombudsman, and any other party to object to the Rodriguez Claim on any basis (including that it was not timely filed) are expressly preserved.  For the avoidance of doubt, all of the claimants’ rights in connection with any such objection(s) are likewise expressly preserved.

99.            The Debtors acknowledge that Auto Motive Power, Inc. (D/B/A AMP) filed with the Court its Limited Objection to Second Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and its Affiliated Debtors [Docket No. 1033] (the “AMP Objection”) prior to confirmation of the Plan in which AMP contends that it has setoff and recoupment rights against the Debtors for purposes of Article VIII.F of the Plan. Notwithstanding the foregoing, the Debtors, the Post-Effective Date Debtors, the Claims Ombudsman (as appropriate) and AMP reserve all of their respective rights regarding the appropriateness, sufficiency, validity and timeliness of such filing and the setoff and recoupment rights asserted therein.

100.            Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date shall be limited to the following parties: (i) the Post-Effective Date Debtors and their counsel, (ii) the U.S. Trustee; (iii) any party that has filed a renewed request after the Effective Date to receive documents pursuant to Bankruptcy Rule 2002, (iv) the UCC and the EC, for so long as each survives, and (v) Foxconn, (vi) Ohio Class Counsel, and (vii) party known to be directly affected by the relief sought.

101.            The Bankruptcy Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Confirmation Order and all matters arising in and under, and related to, these Chapter 11 Cases, as set forth in Article XI of the Plan, or pursuant to section 1142 of the Bankruptcy Code; provided, however, that nothing herein shall impair or prejudice Foxconn or the Debtors, Post-Effective Date Debtors, or Litigation Trustee’s rights, claims, causes of action, or defenses under applicable law, including, without limitation, Foxconn’s the ability to seek to compel arbitration in connection with the Foxconn Adversary Proceeding and the Debtors, Post-Effective Date Debtors, or Litigation Trustee’s ability to oppose such relief.

102.            This Confirmation Order is intended to be a final order, and the period within which an appeal must be filed commences upon the entry hereof.

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